UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2010

NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32421	91-1671412
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1875 Explorer Street, Suite 1000
Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 390-5100
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On February 11, 2010, the Comision Federal de Competencia (the Mexican Federal Competition Commission) (COFECO) announced its conclusion that a potential investment in which Grupo Televisa, S.A. would acquire an equity interest ranging between 30 and 40 percent in Comunicaciones Nextel de Mexico, S.A. de C.V., a wholly owned subsidiary of NII Holdings, Inc. (NII Holdings), would not violate applicable antitrust laws in Mexico.
     This report is being made by NII Holdings solely for the purpose of advising investors that the COFECO announcement was made. NII Holdings does not express any opinion on, or make any comment with respect to, the matters addressed in or the potential transaction discussed in the COFECO announcement and does not undertake any obligation to do so in the future other than as required by law.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC. (Registrant)
Dated: February 11, 2010	By:	/s/ Gary D. Begeman
Gary D. Begeman
Vice President, General Counsel and Secretary